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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            CERTIFICATE OF FORMATION

                                       OF

                Excelsior Low Volatility Hedge Fund of Funds, LLC

                        PURSUANT TO SECTION 18-202 OF THE
                     DELAWARE LIMITED LIABILITY COMPANY ACT

                                    * * * * *

                  FIRST:   The name of the Limited Liability Company is
Excelsior Low Volatility Hedge Fund of Funds, LLC.

                  SECOND: The Certificate of Formation of the Limited Liability Company is hereby amended to reflect the name change of the Limited Liability Company from "Excelsior Low Volatility Hedge Fund of Funds, LLC" to "Excelsior Absolute Return Fund of Funds, LLC", so that it shall henceforth read in its entirety as follows:

                           "FIRST: The name of the Limited Liability Company is
Excelsior Absolute Return Fund of Funds, LLC."

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation this 30/th/ day of June, 2003.

                                   Excelsior Low Volatility Hedge
                                   Fund of Funds, LLC



                                        By: /s/ Timothy Sperry
                                            ------------------------
                                            Name:  Timothy D. Sperry
                                            Title: Authorized Person